Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Portfolio Holdings
Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of
Additional Information, and to the incorporation by reference in the Statement of
Additional Information of our report dated December 18, 2009, with respect to the financial statements and financial highlights of Principal Funds, Inc., filed with the
Securities and Exchange Commission in this Post-Effective Amendment No. 86 to Form
N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).

/s/ Ernst & Young LLP

Chicago, Illinois
December 17, 2010